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                                                                    EXHIBIT 10.1

December 28, 2001   Short Form Convertible Debenture     Geneva, Switzerland

          1 This Short Form Convertible Debenture ("Debenture") shall govern the advance of US$25,000,000 by Private Investment Bank Limited, Nassau, Bahamas or its affiliates, acting in its name but on behalf and at the exclusive risk of Private Investment Bank Limited's client (collectively "PIBL") to e-MedSoft.com dba Med Diversified or its affiliates (collectively "MED") to be received on or before December 28, 2001, to a bank account of MED's at PIBL. The parties executing this Debenture shall be obligated to perform in accordance with its terms.

          2 PIBL has committed to fund debt to MED in the total amount of US$25,000,000 on the terms set forth herein on or before December 28, 2001 ("principal sum"). Time is of the essence hereunder.

          3 This Debenture is subject to an escrow agreement, executed by the parties hereto and placed with PIBL, it being the intention and obligation of the parties that by their execution thereof, the parties are obligated to do precisely what is set forth in the escrow agreement, without further condition, term, prerequisite, limitation, contingency, requirement or other exception whatsoever.

          4 In exchange for such funding of the principal sum, MED and PIBL agree as follows: (1) MED will repay the principal sum to PIBL or its designee together with interest thereon at the rate of seven percent (7%) per annum, net for bondholder ("interest") payable on the maturity date of June 28, 2002, and MED may pre-pay this obligation in full without penalty at any time - within its sole discretion - prior to maturity or conversion hereunder, (2) at PIBL or its assignee's sole option and discretion the repayment of the principal sum may be converted into equity at any time after January 1, 2002 by PIBL or its designee directing the use of the collateral shares (described below) to fully and completely pay off the principal and interest under this debenture. Upon the written direction that PIBL or its designee is converting hereunder and the receipt by PIBL or its designee of the collateral shares, MED shall be deemed to and shall in fact have fully and completely paid off the debt obligation (any shares issued hereunder shall be known as "conversion shares").

          5 MED has provided to PIBL ("intermediary") shares certificates equal to eight million two hundred fifty thousand (8,250,000) shares of MED that are the same class and par value of shares as those currently traded on the American Stock Exchange, and such share certificates are being held by the intermediary as collateral for the repayment or conversion by PIBL or its designee of the principal sum plus interest as set forth above ("collateral shares"). Upon MED repaying the principal sum plus interest (assuming no interim conversion by PIBL or its designee) the intermediary shall return the collateral shares and MED shall have the full right to cancel the collateral shares at its sole discretion.

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          6 As additional collateral for such funding of the December 28, 2001 principal sum, PIBL or its designee shall receive collateral from U.S. Government medical gross accounts receivables due to MED ("A/R Collateral") in an amount equal to US$35,000,000. This A/R Collateral shall be provided to PIBL by way of a lock-box assignment agreement from NCFE, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference.

          7 At the option of PIBL, PIBL has the exclusive right to demand full payment of the entire amount hereof, plus interest, after June 28, 2002, with a maximum five (5) day grace period, out of the A/R Collateral lock box being held by PIBL. At the time of such payment from the A/R Collateral lock box to PIBL, PIBL shall release the balance of the percentage of the gross accounts receivable collateral to MED. For example, if the unpaid balance of the Debenture is US$10M plus US$200,000 interest, and the A/R Collateral is US$14,200,000, the difference between the US$10,200,000 and the US$14,200,000 will be released back to MED upon payment in full of the Debenture, plus interest, to PIBL.

Acknowledged, agreed to and accepted this 17th day of Dec. 2001, at Geneva, Switzerland.

PRIVATE INVESTMENT                 E-MEDSOFT.COM dba
BANK LIMITED                       MED DIVERSIFIED

By: /s/ Francois Rouge             By: /s/ Frank P. Magliochotti
   ----------------------------        -----------------------------------------
       Authorized Signatory            Frank P. Magliochotti, Jr.,
          Francois Rouge               Its President, Chief Executive Officer
                                       And Vice Chairman

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